Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports Third-Quarter 2006 Financial Results
CAMBRIDGE, Mass., October 25, 2006 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its third quarter ended September 30, 2006 financial results.
Third-Quarter Financial Performance
•	Total revenues were $44.1 million, compared with $39.0 million for the third quarter of last year. Revenue related to the Ultimate Consumer Panel business, which was sold during the third quarter, is included as a component of income from discontinued operations for both periods.
•	On a GAAP-reported basis, Forrester reported net income of $5.3 million or $0.22 per diluted share, compared with net income of $2.6 million, or $0.12 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $6.0 million, or $0.26 per diluted share, for the third quarter of 2006, which excludes non-cash stock-based compensation of $2.5 million, amortization of $474,000 of acquisition-related intangible assets, net non-marketable investment gains of $98,000, gains from the sale of the discontinued operations of $1.4 million, and income from discontinued operations of $51,000 and which reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $4.2 million, or $0.19 per diluted share, for the same period in 2005, which excludes non-cash stock-based compensation of $729,000, amortization of $786,000 of acquisition-related intangible assets, non-marketable investment gains of $241,000, and $82,000 of losses from discontinued operations and reflects a pro forma effective tax rate of 35 percent.
Nine-Month Period Ended September 30, 2006 Financial Performance
•	Total revenues were $132.5 million, compared with $110.7 million for the same period last year. Revenue related to the Ultimate Consumer Panel business, which was sold during the third quarter, is included as a component of income from discontinued operations for both periods.
•	On a GAAP-reported basis, Forrester reported net income of $10.7 million, or $0.47 per diluted share, for the nine months ended September 30, 2006, compared with net income of $7.8 million, or $0.36 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $15.0 million, or $0.66 per diluted share, for the nine months ended September 30, 2006, which excludes non-cash stock-based compensation of $6.0 million, amortization of $1.6 million of acquisition-related intangible assets, net non-marketable investment gains of $305,000, gains from the sale of discontinued operations of $1.4 million, and income from discontinued operations of $300,000 and which reflects a pro forma effective tax rate of 37 percent. This compares with pro forma net income of $10.4 million, or $0.47 per diluted share, for the same period last year, which excludes non-cash stock-based compensation of $1.0 million, amortization of $2.7 million of acquisition-related intangible assets, and marketable and non-marketable investment gains of $2.0 million, and $314,000 of losses from discontinued operations, and which reflects a pro forma effective tax rate of 35 percent.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

“Our business remains strong and we are on a path to achieve our full-year guidance,” said George F. Colony, chairman of the board and chief executive officer. “During the third quarter, we again performed well against
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Forrester Third-Quarter Fiscal 2006 Results / Page 2
key indicators, including client retention, operating margin, and EPS, while we continue on track to meet this year’s revenue goal for our syndicated research and Forrester Leadership Boards business.”
Forrester is providing fourth-quarter 2006 financial guidance as follows:
Fourth-Quarter 2006 (GAAP):
•	Total revenues of approximately $47 million to $50 million.
•	Operating margin of approximately 11 percent to 13 percent.
•	Other income of approximately $1.7 million.
•	An effective tax rate of 48 percent.
•	Diluted earnings per share of approximately $0.18 to $0.22.
Fourth-Quarter 2006 (Pro Forma):
Pro forma financial guidance for the fourth quarter of 2006 excludes amortization of acquisition-related intangible assets of approximately $0.5 million, non-cash stock-based compensation expense of $2.0 million to $2.5 million, and any gains or impairment charges related to non-marketable investments.
•	Pro forma operating margin of approximately 17 percent to 19 percent.
•	Pro forma effective tax rate of 37 percent.
•	Pro forma diluted earnings per share of approximately $0.27 to $0.29.
Forrester is providing full-year 2006 guidance as follows:
Full-Year 2006 (GAAP):
•	Total revenues of approximately $179 million to $182 million.
•	Operating margin of approximately 10 percent to 11 percent.
•	Other income of approximately $5.7 million.
•	An effective tax rate of 48 percent.
•	Diluted earnings per share of approximately $0.65 to $0.70.
Full-Year 2006 (Pro Forma):
Pro forma financial guidance for full-year 2006 excludes non-cash stock-based compensation expense of $8.0 million to $8.5 million, amortization of acquisition-related intangible assets of approximately $2.1 million, gains on sale of discontinued operations of $1.4 million, and income from discontinued operations of $0.3 million, as well as gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 15 to 16 percent.
•	Pro forma diluted earnings per share of approximately $0.93 to $0.95.
•	An effective tax rate of 37 percent.
Forrester Research (Nasdaq: FORR) is an independent technology and market research company that provides pragmatic and forward-thinking advice about technology’s impact on business and consumers. For 23 years, Forrester has been a thought leader and trusted advisor, helping global clients lead in their markets through its research, consulting, events, and peer-to-peer executive programs. For more information, visit www.forrester.com.
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Forrester Third-Quarter Fiscal 2006 Results / Page 3
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the fourth quarter of and full-year 2006. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Phyllis Paparazzo	Karyl Levinson
Director, Investor Relations	Director, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617/613-6234	+1 617/613-6262
ppaparazzo@forrester.com	press@forrester.com
© 2006, Forrester Research, Inc. All rights reserved. Forrester and Forrester Leadership Boards are trademarks of Forrester Research, Inc.
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Forrester Third-Quarter Fiscal 2006 Results/Page 4
Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Revenues
Research services	$29,690	$24,586	$84,280	$71,058
Advisory services and other	14,384	14,008	48,245	39,629

Total revenues	44,074	38,594	132,525	110,687

Operating expenses
Cost of services and fulfillment	17,444	15,231	54,691	44,442
Selling and marketing	14,509	12,675	44,348	37,556
General and administrative	5,764	4,843	16,890	13,361
Depreciation	947	859	2,747	2,615
Amortization of intangible assets	474	786	1,598	2,742

Total operating expenses	39,138	34,394	120,274	100,716

Income from continuing operations	4,936	4,200	12,251	9,971

Other income, net	1,652	722	3,936	2,226
Realized gains on sales of securities and non-marketable investments, net	98	241	305	2,021

Income from continuing operations before income taxes	6,686	5,163	16,492	14,218

Income tax provision	2,828	2,523	7,513	6,150

Income from continuing operations	3,858	2,640	8,979	8,068

Discontinued operations
Income (loss) from discontinued operations, net of taxes	51	(82)	300	(314)
Gain on sale of discontinued operations, net of taxes	1,399	—	1,399	—

Net income	$5,308	$2,558	$10,678	$7,754

Diluted income per share from continuing operations	$0.16	$0.12	$0.40	$0.37
Diluted income (loss) per share from discontinued operations	$0.06	$(0.00)	$0.07	$(0.01)

Diluted income per share from net income	$0.22	$0.12	$0.47	$0.36

Diluted weighted average shares outstanding	23,417	21,931	22,684	21,872

Basic income per share from continuing operations	$0.17	$0.12	$0.41	$0.38
Basic income (loss) per share from discontinued operations	$0.06	$(0.00)	$0.08	$(0.01)

Basic income per share from net income	$0.23	$0.12	$0.49	$0.37

Basic weighted average shares outstanding	22,637	21,287	21,937	21,470

Pro forma data (1):
Income from continuing operations	$4,936	$4,200	$12,251	$9,971
Amortization of intangible assets	474	786	1,598	2,742

Non-cash stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,065	400	2,639	559
Selling and marketing	722	158	1,709	221
General and administrative	732	171	1,694	239

Pro forma income from continuing operations	7,929	5,715	19,891	13,732

Other income, net	1,652	722	3,936	2,226

Pro forma income before income taxes	9,581	6,437	23,827	15,958

Pro forma income tax provision	3,545	2,253	8,816	5,585

Pro forma net income	$6,036	$4,184	$15,011	$10,373

Pro forma diluted earnings per share	$0.26	$0.19	$0.66	$0.47

Diluted weighted average shares outstanding	23,417	21,931	22,684	21,872

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangibles, non-cash stock-based compensation expense and gains or impairments of non-marketable investments, gains from sales of securities and gains and income from discontinued operations as well as their related tax effects. This does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Third-Quarter Fiscal 2006 Results/Page 5
Forrester Research, Inc.
Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets:
Cash and cash equivalents	$31,622	$48,538
Available-for-sale securities	159,934	83,730
Accounts receivable, net	29,902	52,177
Deferred commissions	7,132	8,940
Prepaid expenses and other current assets	7,129	5,126

Total current assets	235,719	198,511
Property and equipment, net	5,453	5,771
Goodwill, net	53,323	53,034
Intangible assets, net	1,965	3,530
Deferred income taxes	37,462	36,941
Non-marketable investments and other assets	13,703	13,915

Total assets	$347,625	$311,702

Liabilities and stockholders’ equity:
Accounts payable	$2,003	$1,716
Accrued expenses	31,619	24,569
Deferred revenue	74,939	86,663

Total liabilities	108,561	112,948
Preferred stock	—	—
Common stock	275	254
Additional paid-in capital	234,061	192,206
Retained earnings	93,103	82,425
Treasury stock, at cost	(85,834)	(73,527)
Accumulated other comprehensive loss	(2,541)	(2,604)

Total stockholders’ equity	239,064	198,754

Total liabilities and stockholders’ equity	$347,625	$311,702

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Forrester Third-Quarter Fiscal 2006 Results/Page 6
Forrester Research, Inc.
Consolidated Statements Cash Flows

(In thousands)

	Nine months ended September 30,
	2006	2005
	(Unaudited)
Cash flows from continuing operations:
Income from continuing operations	8,979	8,283
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	2,747	2,615
Amortization of intangible assets	1,598	2,742
Non-cash stock-based compensation	6,043	1,019
Excess tax benefits from non-cash stock-based compensation	(616)	(1,243)
Non-marketable investments gains, net	(260)	(532)
Realized gain on sale of marketable securities	—	(1,489)
Deferred income taxes	(679)	504
Increase in provision for doubtful accounts	150	100
Accretion of premiums on marketable securities	631	829
Changes in assets and liabilities -
Accounts receivable	22,111	8,657
Deferred commissions	1,789	514
Prepaid expenses and other current assets	(1,821)	(844)
Accounts payable	342	(1,767)
Accrued expenses	7,037	1,852
Deferred revenue	(12,363)	(2,572)

Net cash provided by continuing operations	35,688	18,668
Net cash provided by discontinued operations	1,725	16

Net cash provided by operating activities	37,413	18,684

Cash flows from investing activities:
Purchases of property and equipment	(2,348)	(2,376)
Purchase of non-marketable investments	(300)	(300)
Proceeds from non-marketable investments	380	516
Decrease in other assets	403	788
Purchase of marketable securities	(465,362)	(179,612)
Proceeds from sales and maturities of marketable securities	388,916	185,776

Net cash (used in) provided by investing activities	(78,311)	4,792

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock option plans and employee stock purchase plan	35,216	7,201
Excess tax benefits from non-cash stock-based compensation	616	1,243
Acquisition of treasury shares	(12,307)	(16,258)

Net cash provided by (used in) financing activities	23,525	(7,814)

Effect of exchange rate changes on cash and cash equivalents	457	(522)

Net (decrease) increase in cash and cash equivalents	(16,916)	15,140

Cash and cash equivalents, beginning of period	48,538	37,328

Cash and cash equivalents, end of period	$31,622	$52,468

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